Exhibit 10.2

PROMISSORY NOTE

U.S. $75,000,000.00March 10, 2021
Phoenix, Arizona

FOR VALUE RECEIVED, InPoint REIT Operating Partnership, LP, a Delaware limited partnership (“Borrower”), hereby promises to pay to the order of WESTERN ALLIANCE BANK, an Arizona corporation (“Lender”), at the office of Lender located at 2701 East Camelback Road, Suite 110, Phoenix, Arizona 85016, the principal amount of Seventy Five Million and No/100 Dollars ($75,000,000.00) or such lesser principal amount as from time to time shall be outstanding hereunder, as reflected in the books and records of Lender, together with interest on the principal balance from time to time outstanding hereunder, from (and including) the date of disbursement until (but not including) the date of payment, at a per annum rate equal to the Stated Interest Rate specified below or, to the extent applicable, the Default Interest Rate specified below, in accordance with the following terms and conditions:

1.Definitions.  As used herein, the following terms shall have the following meanings (all terms defined in this Section 1 or in other provisions of this Note in the singular to have the same meanings when used in the plural and vice versa):

“Additional Sums” has the meaning set forth in Section 14 of this Note.

“Conversion Maturity Date” has the meaning set forth in the Loan Agreement.

“Default Interest Rate” has the meaning set forth in Section 4 of this Note.

“Event of Default” has the meaning set forth in Section 12 of this Note.

“Initial Maturity Date” has the meaning set forth in the Loan Agreement.

“LIBOR Rate” has the meaning set forth in Section 3 of this Note.

“Loan Agreement” has the meaning set forth in Section 7 of this Note.

“Loan Documents” has the meaning set forth in the Loan Agreement.

“Maturity Date” means the Initial Maturity Date or the Conversion Maturity Date, but subject to earlier acceleration upon the terms and conditions provided in this Note.

“Monthly Settlement Date” means the fifteenth (15th) day of each calendar month, or, if such date is not a Business Day, the next day that is a Business Day; provided that the initial Monthly Settlement Date shall occur on March 15, 2021 and the final Monthly Settlement Date shall occur on the Maturity Date.

“Note” means this Promissory Note.

“Stated Interest Rate” has the meaning set forth in Section 3 of this Note.

Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

2.Contracted For Rate of Interest.  The contracted for rate of interest of the indebtedness evidenced hereby, without limitation, shall consist of the following:

(a)The Stated Interest Rate, as from time to time in effect, calculated daily on the basis of actual days elapsed over a 360-day year, applied to the principal balance from time to time outstanding hereunder;

(b)The Default Interest Rate, as from time to time in effect, calculated daily on the basis of actual days elapsed over a 360-day year, applied to the principal balance from time to time outstanding hereunder;

(c)All Additional Sums, if any.

Borrower agrees to pay an effective contracted for rate of interest which is the sum of the Stated Interest Rate referred to in Subsection 2(a) above, plus any additional rate of interest resulting from the application of the Default Interest Rate referred to in Subsection 2(b) above, and the Additional Sums, if any, referred to in Subsection 2(c) above.

3.Stated Interest Rate.  Except as provided in Section 4 below, the principal balance outstanding hereunder from time to time shall bear interest at the Stated Interest Rate.  Except to the extent affected by Section 2.3(f) of the Loan Agreement, the “Stated Interest Rate” shall be equal to the greater of: (i) LIBOR Rate plus three and one-quarter percent (3.25%), which interest rate shall change when and as the LIBOR Rate changes; or (ii) four percent (4.00%) per annum (the “Floor”).  The “LIBOR Rate” means the 1 month London Interbank Offered Rate (“LIBOR”) which is identified and published by ICE Benchmark Administration (“ICE”) for loans in United States dollars as obtained by Lender from Bloomberg Financial Service System (or, if no longer available, any similar or successor publication selected by Lender).  The LIBOR Rate shall initially be determined on the date of this Note and shall thereafter be adjusted monthly on the first day of each calendar month to be the LIBOR determined by Lender to be in effect on such date.  If Lender determines (which determination shall be conclusive absent manifest error) that either of the following has occurred: (i) LIBOR ceases to exist or is no longer available; or (ii) a public announcement by the regulatory supervisor for the administrator of LIBOR that LIBOR is no longer representative, then commencing on the next reset date, the interest rate hereunder shall be replaced with such alternate base rate and spread (“Benchmark Replacement”) as Lender determines in its sole and absolute discretion to be most comparable to the then-current interest rate, provided, if there is an industry-accepted Benchmark Replacement, Lender may substitute such Benchmark Replacement for the interest rate hereunder in Lender’s sole and absolute discretion.  If the Benchmark Replacement as determined pursuant to this Section would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Note and the other Loan Documents.  Borrower acknowledges that the LIBOR Rate may represent the most favorable interest rate from time to time offered by Lender to its borrowers, the LIBOR Rate may increase or decrease during the time this Note remains outstanding, and the amount by which the LIBOR Rate may increase or decrease is not limited as to increases or decreases that may occur on any day or while this Note remains outstanding.

In connection with the implementation of a Benchmark Replacement, Lender will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of Borrower. “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes, such as changes to the definitions of “Business Day,” “Interest Period,” or timing and frequency of determining rates and making payments of interest, that Lender decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof in a manner substantially consistent with market practice (or, if the Lender decides that adoption of any portion of such market practice is not administratively feasible or if Lender determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Lender decides is reasonably necessary in connection with the administration of this Note and the other Loan Documents).

4.Default Interest Rate.  The Default Interest Rate shall be a per annum rate equal to the Stated Interest Rate plus five percent (5.00%).  The principal balance outstanding hereunder from time to time shall bear interest at the Default Interest Rate from the date of the occurrence of an Event of Default hereunder until the earlier of: (a) the date on which the principal balance outstanding hereunder, together with all accrued interest and other amounts payable hereunder, are paid in full; or (b)(i) if Borrower is specifically granted a right to cure such Event of Default in any of the Loan Documents, the date on which such Event of Default is timely cured in a manner satisfactory to Lender, or (ii) if no such right to cure is specifically granted, then the date on which Lender, in its sole and absolute discretion, deems such Event of Default cured.

5.Late Charge.  If any payment of principal or interest (excluding, however, any such amounts due and payable on the Maturity Date whether or not occurring by way of acceleration of the Note), or other amount is not received by Lender within ten (10) days after its due date, then, in addition to the other rights and remedies of Lender (including the payment of the Default Interest Rate), a late charge of (i) five percent (5.00%) of the amount due and unpaid; or (ii) $10.00, whichever is greater, will be charged to Borrower without notice to Borrower.  Such late charge shall be immediately due and payable.

6.Principal Balance.  The principal balance outstanding hereunder at any time shall be the total amount of Advances made hereunder by Lender, less the total amount of payments of principal hereon, as reflected in the books and records of Lender with respect to the indebtedness evidenced by this Note.  The principal balance outstanding under this Note at any time shall not exceed the principal amount first set forth above.

7.Revolving Loan.  This Note is the Promissory Note defined in the Loan and Security Agreement dated concurrently herewith between Borrower and Lender (as amended from time to time, the “Loan Agreement”).  Lender may make Advances to Borrower from time to time hereunder, which Advances will be of a revolving nature and may be made, repaid, and remade from time to time.  Borrower and Lender contemplate a series of discretionary Advances as provided herein even if the principal balance outstanding hereunder has previously been reduced to zero.

8.Requests for Advances.  Advances under this Note may be requested either orally or in writing by Borrower or as provided in this paragraph. Lender may, but need not, require that all oral requests be confirmed in writing. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender’s office shown above. The following persons, and each of them, currently are authorized to request Advances and authorize payments under the line of credit until Lender receives from Borrower, at Lender’s address shown above, written notice of revocation of their authority: Jason Fruchtman, Marc Tolchin, Donald MacKinnon and Andrew Winer.  Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person, or (B) credited to any of Borrower’s accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender’s internal records, including daily computer print-outs.

9.Payments.  Borrower shall make monthly payments of accrued and unpaid interest at the Stated Interest Rate or, to the extent applicable, the Default Interest Rate, payable in arrears commencing on the initial Monthly Settlement Date. If not sooner paid as provided herein, Borrower will repay in full all outstanding principal, any unpaid interest and other charges outstanding under the Loan on the Maturity Date.  If a scheduled payment under the Note is not made in a timely manner, Lender is authorized by Borrower to debit the amount of any such payments from the Collection Account of Borrower with Lender.

10.Application of Payments.  Payments received by Lender with respect to the indebtedness evidenced hereby shall be applied in such order and manner as Lender in its sole and absolute discretion may elect.  Unless otherwise elected by Lender, all such payments shall be applied as provided in the Loan Agreement.

11.Prepayments.  Payments of principal may be made at any time, or from time to time, in whole or in part, without penalty, provided that all previously matured interest and other charges accrued to the date of prepayment are also paid in full.  Notwithstanding any prepayment of principal under this Note:  (1) there will be no change in the due date or amount of scheduled payments due hereunder unless each of Borrower and Lender, in each party’s sole and absolute discretion, agrees in writing to such change; and (2) Borrower’s obligations hereunder shall continue in effect, and this Note shall remain outstanding, unless and until the principal balance outstanding hereunder, together with all accrued interest and other amounts payable hereunder or in any of the Loan Documents, are paid in full.

12.Events of Default; Acceleration.  The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder, and upon such Event of Default, the entire principal balance outstanding hereunder, together with all accrued interest and other amounts payable hereunder, at the election of Bank, shall become immediately due and payable, without any notice to Borrower:

(a)Nonpayment of principal, interest or other amounts when the same shall become due and payable hereunder and such failure is not cured within five (5) Business Days;

(b)The failure of Borrower to comply with any provision of any document, instrument or agreement related to, or executed in connection, with the indebtedness evidenced hereby including, without limitation, this Note, the Loan Agreement and any other security documents executed in connection with this Note (collectively, the “Loan Documents”) and such failure is not cured within twenty (20) Business Days of written notice thereof (provided, however, that if such failure cannot reasonably be cured within twenty (20) Business Days through the use of commercially reasonable and diligent efforts, then Borrower will have such additional time as is necessary to cure such failure through the use of commercially reasonable and diligent efforts, but in no event more than sixty (60) days from the date of the original written notice of such failure); or

(c)The occurrence of an Event of Default under the Loan Agreement or any other Loan Document.

13.Collateral.  Borrower’s obligations under this Note are secured by a security interest in certain personal property of Borrower pursuant to the Loan Documents.

(a)In addition to all liens upon, and rights of setoff against, the monies, securities or other property of Borrower or any other person or entity who is or may become liable hereunder given to Lender by law, Lender shall have a lien and a right of setoff against, and Borrower hereby grants to Lender a security interest in, all monies, securities and other property of Borrower now or hereafter in the possession of or on deposit with Lender, whether held in a general or special account or deposit including, without limitation, any account or deposit held jointly by Borrower with any other person or entity, or for safekeeping or otherwise, except to the extent specifically prohibited by law.  Every such lien, right of setoff and security interest may be exercised without demand upon or notice to Borrower.  No lien, right of setoff, or security interest shall be deemed to have been waived by any act or conduct on the part of Lender, by any neglect to exercise such right of setoff or to enforce such lien or security interest, or by any delay in so doing.

14.Additional Sums.  All fees, charges, goods, things in action or any other sums or things of value, other than the interest resulting from the Stated Interest Rate, the Default Interest Rate, as applicable, paid or payable by Borrower (collectively, the “Additional Sums”), whether pursuant to this Note, the Loan Documents or any other document or instrument in any way pertaining to this lending transaction, or otherwise with respect to this lending transaction, that, under the laws of the State of Arizona, may be deemed to be interest with respect to this lending transaction, for the purpose of any laws of the State of Arizona that may limit the maximum amount of interest to be charged with respect to this lending transaction, shall be payable by Borrower as, and shall be deemed to be, additional interest, and for such purposes only, the agreed upon and “contracted for rate of interest” of this lending transaction shall be deemed to be increased by the rate of interest resulting from the Additional Sums.  Borrower understands and believes that this lending transaction complies with the usury laws of the State of Arizona; however, if any interest or other charges in connection with this lending transaction are ever determined to exceed the maximum amount permitted by law, then Borrower agrees that:  (a) the amount of interest or charges payable pursuant to this lending transaction shall be reduced to the maximum amount permitted by law; and (b) any excess amount previously collected from Borrower in connection with this lending transaction that exceeded the maximum amount permitted by law, will be credited against the principal balance then outstanding hereunder.  If the outstanding principal balance hereunder has been paid in full, the excess amount paid will be refunded to Borrower.

15.Waivers.  Except as set forth in this Note, the Loan Agreement or the other Loan Documents, to the extent permitted by applicable law, Borrower, and each person who is or may become liable hereunder, severally waive and agree not to assert:  (a) any homestead or exemption rights; (b) demand, diligence, grace, presentment for payment, protest, notice of nonpayment, nonperformance, extension, dishonor, maturity, protest and default; and (c) recourse to guaranty or suretyship defenses (including, without limitation, the right to require Lender to bring an action on this Note).  Lender may extend the time for payment of or renew this Note, release collateral as security for the indebtedness evidenced hereby or release any party from liability hereunder, and any such extension, renewal, release or other indulgence shall not alter or diminish the liability of Borrower or any other person or entity who is or may become liable on this Note except to the extent expressly set forth in a writing evidencing or constituting such extension, renewal, release or other indulgence.

16.Costs of Collection.  Borrower agrees to pay all reasonable costs of collection, including, without limitation, attorneys’ fees, whether or not suit is filed, and all costs of suit and preparation for suit (whether at trial or appellate level), in the event any payment of principal, interest or other amount is not paid when due, or in case it becomes necessary to protect the collateral which is security for the indebtedness evidenced hereby, or to exercise any other right or remedy hereunder or in the Loan Documents, or in the event Lender is made party to any litigation because of the existence of the indebtedness evidenced hereby, or if at any time Lender should incur any documented out-of-pocket attorneys’ fees in any proceeding under any federal bankruptcy law (or any similar state or federal law) in connection with the indebtedness evidenced hereby. In the event of any court proceeding, attorneys’ fees shall be set by the court and not by the jury and shall be included in any judgment obtained by Lender.

17.No Waiver by Lender.  No delay or failure of Lender in exercising any right hereunder shall affect such right, nor shall any single or partial exercise of any right preclude further exercise thereof.

18.GOVERNING LAW; PLACE OF PERFORMANCE.  THIS NOTE IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED, IN THE STATE OF ARIZONA, AND THE LAWS OF SUCH STATE (WITHOUT REGARD TO ITS PROVISIONS OF CHOICE OF LAWS) AND OF THE UNITED STATES SHALL GOVERN THE RIGHTS AND DUTIES OF THE PARTIES HERETO AND THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION OF THIS NOTE, EXCEPT TO THE EXTENT OTHERWISE SPECIFIED IN ANY OF THE LOAN DOCUMENTS.  THIS NOTE IS PERFORMABLE IN MARICOPA COUNTY, ARIZONA.  VENUE OF ANY LITIGATION INVOLVING THIS NOTE SHALL BE MAINTAINED IN AN APPROPRIATE STATE OR FEDERAL COURT LOCATED IN MARICOPA COUNTY, ARIZONA, TO THE EXCLUSION OF ALL OTHER VENUES.

19.Time of Essence.  Time is of the essence of this Note and each and every provision hereof.

20.Amendments.  No amendment, modification, change, waiver, release or discharge hereof and hereunder shall be effective unless evidenced by an instrument in writing and signed by the party against whom enforcement is sought.

21.Severability.  If any provision hereof is invalid or unenforceable, the other provisions hereof shall remain in full force and effect and shall be liberally construed in favor of Lender in order to effectuate the other provisions hereof.

22.Binding Nature.  The provisions of this Note shall be binding upon Borrower and the heirs, personal representatives, successors and assigns of Borrower, and shall inure to the benefit of Lender and any subsequent holder of all or any portion of this Note, and their respective successors and assigns.  Lender may from time to time transfer all or any part of its interest in this Note and the Loan Documents, without notice to Borrower.

23.Notice.  All notices, requests, consents and other communications hereunder shall be given pursuant to the notice requirement in the Loan Agreement.

24.Section Headings.  The section headings set forth in this Note are for convenience only and shall not have substantive meaning hereunder or be deemed part of this Note.

25.Construction.  This Note shall be construed as a whole, in accordance with its fair meaning, and without regard to or taking into account any presumption or other rule of law requiring construction against the party preparing this Note.  If the day on which any action to be performed or any payment made hereunder is not a business day, such action shall be performed or such payment made on the immediately succeeding business day.

[Signature page follows]

IN WITNESS WHEREOF, Borrower has executed this Note as of the date first set forth above.

BORROWER:

INPOINT REIT OPERATING PARTNERSHIP, LP, a Delaware limited partnership

By:  InPoint Commercial Real Estate Income, Inc., a Maryland corporation, its general partner

By: /s/ Jason Fruchtman

Name: Jason Fruchtman

Title: Authorized Signatory

Address of Borrower:	c/o SPCRE InPoint Advisors, LLC 375 Park Avenue, 33rd Floor New York, NY 10152

[Signature page to Promissory Note]